Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-174288) of our report dated March 23, 2012 relating to the financial statements and financial statement schedule of A.P. Pharma, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

We also consent to the reference to us under the heading “Experts” in such Post-Effective Amendment No. 1 to Registration Statement on Form S-1.

/s/ OUM & CO. LLP

San Francisco, California

March 23, 2012